Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Frank G. Paci, Chief Executive Officer, John A. Coletta, Chief Financial Officer, and Robert E. Gowdy, Jr., Controller and Chief Accounting Officer of Einstein Noah Restaurant Group, Inc. (the “Company”), each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 30, 2014	By:	/s/ Frank G. Paci
Frank G. Paci
Chief Executive Officer (Principal Executive Officer)

Dated: October 30, 2014	By:	/s/ John A. Coletta
John A. Coletta
Chief Financial Officer (Principal Financial Officer)

Dated: October 30, 2014	By:	/s/ Robert E. Gowdy, Jr.
Robert E. Gowdy, Jr.
Controller and Chief Accounting Officer (Principal Accounting Officer)